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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A
                            ------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MAY 2, 2000

                               SLEEPMASTER L.L.C.
            (EXACT NAME OF REGISTRANT AS IT APPEARS IN ITS CHARTER)

              NEW JERSEY                             333-81987                              22-3341313
   (STATE OR OTHER JURISDICTION OF            (COMMISSION FILE NUMBER)                    (IRS EMPLOYER
    INCORPORATION OR ORGANIZATION)                                                    IDENTIFICATION NUMBER)

                                2001 LOWER ROAD
                         LINDEN, NEW JERSEY 07036-6520
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

     (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE):  (732) 381-5000

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

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     On May 12, 2000, Sleepmaster L.L.C. ("Sleepmaster") filed a Current Report on Form 8-K to report its acquisition of Simon Mattress Manufacturing Company ("Simon"). Pursuant to Item 7 of Form 8-K, Sleepmaster indicated that it would file certain financial information no later than the date required under Item 7 of Form 8-K. This Amendment is filed to provide the required financial information.

     (a) Financial Statements of Business Acquired

     The following audited financial statements of Simon are included herein:

       Independent Auditors' Report
       Consolidated Balance Sheets as of December 31, 1999, 1998 and 1997 Consolidated Statements of Income for the Years Ended December 31, 1999,
          1998 and 1997
       Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1999, 1998 and 1997
       Consolidated Statements of Cash Flows for the Years Ended December 31,
          1999, 1998 and 1997
       Notes to Consolidated Financial Statements

     The following unaudited interim financial statements of Simon are included herein:

        Unaudited Condensed Consolidated Balance Sheet as of March 31, 2000 Unaudited Condensed Consolidated Statements of Income for the Three
         Months Ended March 31, 2000 and 1999
        Unaudited Condensed Consolidated Statements of Cash Flows for the Three
         Months Ended March 31, 2000 and 1999
        Notes to Unaudited Condensed Consolidated Financial Statements

     (b) Pro Forma Financial Information

     The following unaudited pro forma financial information of Sleepmaster and Simon is included herein:

        Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31,
         2000
        Unaudited Pro Forma Condensed Consolidated Statements of Income for the
         Year Ended December 31, 1999
        Unaudited Pro Forma Condensed Consolidated Statement of Income for the
         Three Months Ended March 31, 2000
        Notes to Unaudited Pro Forma Condensed Consolidated Financial
         Information

     (c) Exhibits

  2.1  Purchase Agreement, dated April 28, 2000, by and among
       Sleepmaster L.L.C., Simon Mattress Manufacturing Co. and the stockholders listed on the Stockholders signature page attached thereto (incorporated by reference to Exhibit 2.1 of the Form 8-K dated May 12, 2000 (File No. 333-81987)).**
  3.1  Joinder to Sleepmaster Holdings L.L.C. Limited Liability
       Company Operating Agreement, dated November 5, 1999, by and among Sleepmaster Holdings L.L.C., David Deye and Stephen
       Lund.*
  3.2  Joinder to Sleepmaster Holdings L.L.C. Limited Liability
       Company Operating Agreement, dated April 28, 2000, by and among Sleepmaster Holdings L.L.C. and Donald S. Simon, Jr.*
  4.1  Joinder to Amended and Restated Registration Rights
       Agreement, dated November 5, 2000, by and among Sleepmaster
       Holdings L.L.C. and David W. Deye.*
  4.2  Joinder to Amended and Restated Registration Rights
       Agreement, dated November 5, 2000, by and among Sleepmaster
       Holdings L.L.C. and Stephen D. Lund.*

  4.3  Joinder to Amended and Restated Registration Rights
       Agreement, dated April 28, 2000, by and among Sleepmaster
       Holdings L.L.C. and Donald S. Simon, Jr.*
  9.1 Joinder to Amended and Restated Securityholders Agreement, dated April 28, 2000, by and among Sleepmaster Holdings
       L.L.C. and Donald S. Simon Jr.*
  9.2 Joinder to Amended and Restated Securityholders Agreement, dated November 5, 1999, by and among Sleepmaster Holdings
       L.L.C. and Citicorp Mezanine Partners, L.P.*
  9.3 Joinder to Amended and Restated Securityholders Agreement, dated November 5, 1999, by and among Sleepmaster Holdings
       L.L.C. and David W. Deye.*
  9.4 Joinder to Amended and Restated Securityholders Agreement, dated November 5, 1999, by and among Sleepmaster Holdings
       L.L.C. and Stephen D. Lund.*
 10.1  Second Amended and Restated Credit Agreement, dated April
       28, 2000, by and among Sleepmaster L.L.C., as borrower, Sleepmaster Holdings L.L.C., the parent, the domestic subsidiaries of Sleepmaster L.L.C., as guarantors, First
       Union National Bank, as lender and as administrative agent and the lenders party thereto (incorporated by referenced to Exhibit 10.1 of the Form 8-K dated May 12, 2000 (File No.
       333-81987)).**
 10.2  License Agreement and Memorandum of Agreement, each dated
       April 17, 2000, by and between Serta, Inc. and Simon
       Mattress Manufacturing Co., covering certain territories in Hawaii.*
 10.3  License Agreement and Memorandum of Agreement, each dated
       November 4, 1989, by and between Serta, Inc. and Simon
       Mattress Manufacturing Co., covering certain territories in Oregon and Washington.*
 10.4  License Agreement and Memorandum of Agreement, each dated
       November 4, 1989, by and between Serta, Inc. and Simon
       Mattress Manufacturing Co., covering certain territories in California, Oregon and Nevada.*
 10.5 Labor Agreement, effective as of November 1, 1998, by and between Serta West, Inc. and Local Union No. 313,
       International Brotherhood of Teamsters, Chauffeurs,
       Warehousemen and Helpers of America.*
 10.6  Agreement, dated as of January 1, 1999, by and between Coyne
       Mattress Co., Ltd. (a corporation merged into Simon Mattress
       Manufacturing Co.) and Hawaii Teamsters and Allied Workers,
       Local 996.*
 10.7  Labor Agreement, dated May 1, 1997, by and between Serta
       Mattress Company (for its facility in Pierce County,
       Washington) and Lumber and Sawmill Workers Union Local
       2633.*
 10.8  Agreement, dated January 1, 1996, by and between Simon
       Mattress Manufacturing Co. and Brotherhood of Teamsters
       Local #490 (Drivers).*
 10.9  Agreement, dated January 1, 1996, by and between Simon
       Mattress Manufacturing Co. and Brotherhood of Teamsters
       Local #490 (Factory).*
10.10  Employment and Management Stock Agreement, dated April 28,
       2000, by and among Simon Mattress Manufacturing Co.,
       Sleepmaster Holdings L.L.C., Sleepmaster L.L.C., Donald S.
       Simon, Jr., and Sleep Investor L.L.C.*
10.11  Employment Agreement, dated April 28, 2000, by and among
       Simon Mattress Manufacturing Co., Sleepmaster Holdings
       L.L.C., Sleepmaster L.L.C. and Stephen Alloway.*
 99.1  Press release issued by Sleepmaster L.L.C. on May 2, 2000
       (incorporated by reference to Exhibit 99.1 of the Form 8-K dated May 12, 2000 (File No. 333-81987)).**

---------------
*  Filed herewith

** Previously filed

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
The Simon Mattress Manufacturing Co. and Subsidiaries
Vacaville, California

     We have audited the accompanying consolidated balance sheets of The Simon Mattress Manufacturing Co. and Subsidiaries, as of December 31, 1999, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, the evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of The Simon Mattress Manufacturing Co. and Subsidiaries at December 31, 1999, 1998 and 1997 and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Stonefield Josephson, Inc.
Walnut Creek, California
April 14, 2000

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                      DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                          1999            1998            1997
                                                      ------------    ------------    ------------
                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................  $ 5,025,491     $ 2,501,547     $ 1,710,717
  Marketable securities.............................      820,057         768,855         506,687
  Accounts receivable, net..........................    5,133,753       3,656,633       4,000,335
  Inventory.........................................    2,176,358       2,281,816       2,530,086
  Prepaid expenses..................................      162,559          24,402          81,998
  Prepaid income taxes..............................           --         679,930              --
  Other current assets..............................    1,150,204         566,052          59,404
  Deferred income taxes.............................       59,400              --         129,900
  Net assets of discontinued operations.............           --              --         158,662
                                                      -----------     -----------     -----------
          Total current assets......................   14,527,822      10,479,235       9,177,789
PROPERTY AND EQUIPMENT NET OF ACCUMULATED
  DEPRECIATION......................................    7,048,329       5,528,883       5,672,417
OTHER ASSETS........................................      943,523         967,621         598,340
                                                      -----------     -----------     -----------
                                                      $22,519,674     $16,975,739     $15,448,546
                                                      ===========     ===========     ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..................................  $ 3,323,600     $ 1,238,392     $ 2,170,191
  Accrued advertising expenses......................      363,775         529,913         522,107
  Other current liabilities.........................    1,074,046         883,614         686,273
  Income taxes payable..............................      372,370              --         307,559
  Deferred income taxes.............................           --          18,500              --
                                                      -----------     -----------     -----------
          Total current liabilities.................    5,133,791       2,670,419       3,686,130
                                                      -----------     -----------     -----------
LONG-TERM LIABILITIES:
  Deferred licensee obligation......................      180,483          42,107              --
                                                      -----------     -----------     -----------
          Total long-term liabilities...............      180,483          42,107              --
                                                      -----------     -----------     -----------
STOCKHOLDERS' EQUITY:
  Common stock, no par value; 10,000 shares
     authorized; 1,820, 1670 and 1,670 shares issued
     and outstanding in 1999, 1998 and 1997,
     respectively...................................           --              --              --
  Additional paid in capital........................      634,633         344,833         344,833
  Retained earnings.................................   16,508,158      13,586,400      11,235,257
  Accumulated other comprehensive income............      352,409         331,980         182,326
  Note receivable from officer......................     (289,800)             --              --
                                                      -----------     -----------     -----------
          Total stockholders' equity................   17,205,400      14,263,213      11,762,416
                                                      -----------     -----------     -----------
                                                      $22,519,674     $16,975,739     $15,448,546
                                                      ===========     ===========     ===========

    See accompanying independent auditors' report and notes to consolidated financial statements.

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                               YEAR ENDED           YEAR ENDED           YEAR ENDED
                                            DECEMBER 31, 1999    DECEMBER 31, 1998    DECEMBER 31, 1997
                                            -----------------    -----------------    -----------------
GROSS REVENUE.............................     $61,620,057          $58,204,624          $44,679,434
LESS DISCOUNTS AND RETURNS................       2,599,269            2,431,725            1,886,856
                                               -----------          -----------          -----------
       Net revenue........................      59,020,788           55,772,899           42,792,578
COST OF SALES.............................      36,117,883           33,816,421           25,787,313
                                               -----------          -----------          -----------
GROSS PROFIT..............................      22,902,905           21,956,478           17,005,265
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES................................      18,869,553           17,152,066           13,981,505
                                               -----------          -----------          -----------
INCOME FROM OPERATIONS....................       4,033,352            4,804,412            3,023,760
                                               -----------          -----------          -----------
OTHER INCOME (EXPENSE):
  Interest and dividend income, net.......         208,391              141,325              144,935
  Other income, net.......................         348,882              159,024               43,261
  Casualty loss recovery..................         101,671                   --                   --
  Gain (loss) on disposition of property
     and equipment........................         (23,638)               6,965               52,000
                                               -----------          -----------          -----------
          Total other income..............         635,306              307,314              240,196
                                               -----------          -----------          -----------
INCOME FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES............................       4,668,658            5,111,726            3,263,956
PROVISION FOR INCOME TAXES................       1,630,000            1,988,500            1,361,700
                                               -----------          -----------          -----------
INCOME FROM CONTINUING OPERATIONS.........     $ 3,038,658          $ 3,123,226          $ 1,902,256
                                               -----------          -----------          -----------
DISCONTINUED OPERATIONS, NET OF INCOME
  TAXES:
LOSS FROM DISCONTINUED OPERATIONS.........              --             (234,280)            (263,797)
LOSS ON DISPOSAL OF DISCONTINUED
  OPERATIONS..............................              --             (439,273)                  --
                                               -----------          -----------          -----------
TOTAL DISCONTINUED OPERATIONS.............              --             (673,553)            (263,797)
                                               -----------          -----------          -----------
NET INCOME................................     $ 3,038,658          $ 2,449,673          $ 1,638,459
                                               ===========          ===========          ===========

    See accompanying independent auditors' report and notes to consolidated financial statements.

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                                                         ACCUMULATED
                                           COMMON STOCK      ADDITIONAL                                     OTHER
                                         -----------------    PAID-IN     COMPREHENSIVE    RETAINED     COMPREHENSIVE
                                         SHARES    AMOUNT     CAPITAL        INCOME        EARNINGS        INCOME
                                         ------   --------   ----------   -------------   -----------   -------------
BALANCE AT JANUARY 1, 1997.............  1,703                $351,647                    $ 9,768,194     $ 62,236

COMPREHENSIVE INCOME:
  Net income...........................                                    $1,638,459       1,638,459
  Other items of comprehensive income:
    Unrealized holding gain on
      marketable securities classified
      as available for sale, net of
      related income tax of $79,700....                                       120,090                      120,090
                                                                           ----------
Comprehensive income...................                                    $1,758,549
                                                                           ==========

STOCK REDEMPTION.......................   (33)                 (6,814)                       (89,652)

DIVIDENDS..............................                                                      (81,744)
                                         -----    --------    --------                    -----------     --------

BALANCE AT DECEMBER 31, 1997...........  1,670                 344,833                     11,235,257      182,326

COMPREHENSIVE INCOME:
  Net income...........................                                    $2,449,673       2,449,673
  Other items of comprehensive income:
    Unrealized holding gain on
      marketable securities classified
      as available for sale, net of
      related income tax of $99,000....                                       149,654                      149,654
                                                                           ----------
Comprehensive income...................                                    $2,599,327
                                                                           ==========

DIVIDENDS..............................                                                      (98,530)
                                         -----    --------    --------                    -----------     --------

BALANCE AT DECEMBER 31, 1998...........  1,670                 344,833                     13,586,400      331,980

COMPREHENSIVE INCOME:
  Net income...........................                                    $3,038,658       3,038,658
  Other items of comprehensive income:
    Unrealized holding gain on
      marketable securities classified
      as available for sale, net of
      related income tax of $16,400....                                        20,429                       20,429
                                                                           ----------
Comprehensive income...................                                    $3,059,087
                                                                           ==========

ISSUANCE OF COMMON STOCK...............    150                 289,800

DIVIDENDS..............................                                                     (116,900)
                                         -----    --------    --------                    -----------     --------
BALANCE AT DECEMBER 31, 1999...........  1,820                $634,633                    $16,508,158     $352,409
                                         =====    ========    ========                    ===========     ========


                                                            TOTAL
                                         STOCKHOLDER    STOCKHOLDERS'
                                             LOAN          EQUITY
                                         ------------   -------------
BALANCE AT JANUARY 1, 1997.............                  $10,182,077
COMPREHENSIVE INCOME:
  Net income...........................                    1,638,459
  Other items of comprehensive income:
    Unrealized holding gain on
      marketable securities classified
      as available for sale, net of
      related income tax of $79,700....                      120,090
Comprehensive income...................
STOCK REDEMPTION.......................                     (96,466)
DIVIDENDS..............................                     (81,744)
                                           --------      -----------
BALANCE AT DECEMBER 31, 1997...........                   11,762,416
COMPREHENSIVE INCOME:
  Net income...........................                    2,449,673
  Other items of comprehensive income:
    Unrealized holding gain on
      marketable securities classified
      as available for sale, net of
      related income tax of $99,000....                      149,654
Comprehensive income...................
DIVIDENDS..............................                     (98,530)
                                           --------      -----------
BALANCE AT DECEMBER 31, 1998...........                   14,263,213
COMPREHENSIVE INCOME:
  Net income...........................                  $ 3,038,658
  Other items of comprehensive income:
    Unrealized holding gain on
      marketable securities classified
      as available for sale, net of
      related income tax of $16,400....                       20,429
Comprehensive income...................
ISSUANCE OF COMMON STOCK...............    (289,800)
DIVIDENDS..............................                    (116,900)
                                           --------      -----------
BALANCE AT DECEMBER 31, 1999...........    (289,800)     $17,205,400
                                           ========      ===========

    See accompanying independent auditors' report and notes to consolidated financial statements.

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                  1999           1998           1997
                                                              ------------   ------------   ------------
CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
  Net income................................................  $ 3,038,658    $ 2,449,673    $ 1,638,459
                                                              -----------    -----------    -----------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY
  (USED FOR) OPERATING ACTIVITIES:
      Depreciation and amortization.........................    1,099,639      1,074,902        764,742
      Casualty loss recovery................................     (101,671)            --             --
      Provision for doubtful accounts.......................      132,761         40,459        684,894
      Provision for deferred income taxes...................      (94,300)        49,400        (76,700)
      Dividends reinvested in marketable securities.........      (14,373)       (13,514)       (12,770)
      Loss (gain) on disposition of property and
        equipment...........................................       23,638         (6,965)       (52,000)

    CHANGES IN ASSETS AND LIABILITIES, NET OF ACQUISITION:
    (INCREASE) DECREASE IN ASSETS:
      Accounts receivable...................................   (1,609,881)    (1,007,291)    (1,020,091)
      Inventory.............................................     (685,826)       248,270        (86,106)
      Prepaid expenses......................................     (138,157)        57,596        (39,512)
      Prepaid income taxes..................................      679,930       (679,930)            --
      Other current assets..................................      231,869         36,756        (59,403)
      Other assets..........................................       40,698       (140,000)        17,500

    INCREASE (DECREASE) IN LIABILITIES:
      Accounts payable and accrued expenses.................    1,900,722       (726,652)     1,347,130
      Income taxes payable..................................      372,370       (307,559)        78,677
      Deferred licensee obligation..........................      138,376         42,107             --
                                                              -----------    -----------    -----------
        Total adjustments...................................    1,975,795     (1,332,421)     1,546,361
                                                              -----------    -----------    -----------
        Net cash provided by operating activities...........    5,014,453      1,117,252      3,184,820
                                                              -----------    -----------    -----------
CASH FLOWS PROVIDED BY (USED FOR) INVESTING ACTIVITIES:
  Purchase of property and equipment........................   (2,378,163)    (1,163,684)    (1,037,928)
  Acquisition, net of cash acquired.........................           --             --     (2,569,141)
  Investment in Bedtime Stores, Inc.........................           --       (175,761)      (100,000)
  Proceeds from sale of property and equipment..............        4,554         10,000         52,000
                                                              -----------    -----------    -----------
        Net cash used for investing activities..............   (2,373,609)    (1,329,445)    (3,655,069)
                                                              -----------    -----------    -----------
CASH FLOWS USED FOR FINANCING ACTIVITIES:
  Redemption of stock.......................................           --             --        (96,466)
  Dividends paid............................................     (116,900)       (98,530)       (81,744)
                                                              -----------    -----------    -----------
        Net cash used for financing activities..............     (116,900)       (98,530)      (178,210)
                                                              -----------    -----------    -----------
LOSS FROM DISCONTINUED OPERATIONS...........................           --      1,101,553        452,397
                                                              -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH.............................    2,523,944        790,830       (196,062)

CASH AND CASH EQUIVALENTS, beginning of year................    2,501,547      1,710,717      1,906,779
                                                              -----------    -----------    -----------
CASH AND CASH EQUIVALENTS, end of year......................  $ 5,025,491    $ 2,501,547    $ 1,710,717
                                                              ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Income taxes paid.........................................  $   672,000    $ 2,499,200    $ 1,173,361
                                                              ===========    ===========    ===========
  Interest paid.............................................  $       798    $     1,296    $       430
                                                              ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES:
  Unrealized holding gain for marketable securities.........  $    36,829    $   248,654    $   199,790
                                                              ===========    ===========    ===========
  Deferred tax effect on unrealized holding gain for
    marketable securities...................................  $    16,400    $    99,000    $    79,700
                                                              ===========    ===========    ===========
  Stock issued for note receivable..........................  $   289,800
                                                              ===========

    See accompanying independent auditors' report and notes to consolidated financial statements.

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Business Activity:

     The Company is engaged in the manufacturing and sale of bedding products, which are principally box springs and mattresses under Serta, Inc. licenses, which are sold to both institutional purchasers and retailers in Northern California, Oregon, Washington, Idaho, Nevada, Hawaii and Alaska.

  Principles of Consolidation:

     The accompanying consolidated financial statements include the accounts of The Simon Mattress Manufacturing Company, Coyne Mattress Manufacturing Company, and Simon Investment Company, all California corporations. All significant intercompany transactions and balances have been eliminated in consolidation.

     Coyne Mattress Manufacturing Company was established in 1997. This subsidiary purchased certain assets of an existing manufacturing facility in Hawaii and acquired the license to manufacture Serta products in that region.

     Simon Investment Company invests corporate cash and in 1997 created a subsidiary called Bedtime Stores, Inc. to acquire certain retail store assets and operations under foreclosure proceedings. Operations commenced with an effective date in late 1997 and were disposed of during 1998.

  Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash Equivalents:

     For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

  Inventory:

     Inventory is valued at the lower of cost (first-in, first-out) or market.

  Property and Equipment:

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line and accelerated methods over the following estimated useful lives of the assets:

     Building...............................................  20-39 years
     Machinery and equipment................................   5-10 years
     Software...............................................      3 years
     Office equipment and furnishings.......................    5-7 years
     Transportation equipment...............................    5-7 years
     Leasehold improvements.................................  20-39 years

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

  Intangible Assets:

     Intangible assets consist of goodwill and are stated at cost less accumulated amortization. Amortization is being provided by use of the straight-line method over fifteen years.

  Advertising Costs:

     The Company expenses advertising costs as incurred. Advertising expense for 1999, 1998 and 1997 was $6,147,204, $5,982,534 and $4,627,631, respectively.

  Concentrations:

     Credit Risk

     The Company maintains its cash balances in various financial institutions, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

     Labor

     The Company employs factory labor and truck drivers subject to collective bargaining agreements at their various manufacturing locations. These agreements expire at various dates through November 2002.

  Long-Lived Assets:

     The Company reviews its long-lived assets and certain intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of any asset may not be fully recoverable. The measurement of impairment losses to be recognized is based on the difference between the fair values and the carrying amounts of the assets. Impairment would be recognized in operating results if a diminution in value occurred. At December 31, 1999, the Company does not believe that any such changes have occurred.

  Income Taxes:

     Deferred income taxes are provided for temporary differences between financial and taxable income. The temporary differences result from differences between the basis of marketable securities, inventory and accrued expenses used for financial and tax reporting purposes.

(2) MARKETABLE SECURITIES:

     Investments in marketable securities are classified as available-for-sale in accordance with Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Accordingly, the investment is recorded at fair market value with the corresponding unrealized gain or loss, net of the income tax effect, included as accumulated other comprehensive income in stockholders' equity. The actual cost is used to calculate realized gains and losses. The cost and fair market value of marketable securities are as follows:

                                                DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                    1999            1998            1997
                                                ------------    ------------    ------------
Cost..........................................    $231,447        $217,074        $203,560
Net unrealized holding gain...................     588,610         551,781         303,127
                                                  --------        --------        --------
Fair market value.............................    $820,057        $768,855        $506,687
                                                  ========        ========        ========

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

(3) ACCOUNTS RECEIVABLE:

     A summary of the allowance for doubtful accounts is as follows:

                                                DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                    1999            1998            1997
                                                ------------    ------------    ------------
Beginning of year.............................    $     --        $ 25,320       $      --
Provision for doubtful accounts...............     132,761          40,459         684,894
Accounts recovered (written off)..............       1,217         (65,779)       (659,574)
                                                  --------        --------       ---------
End of year...................................    $133,978        $     --       $  25,320
                                                  ========        ========       =========

(4) INVENTORY:

     A summary is as follows:

                                                DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                    1999            1998            1997
                                                ------------    ------------    ------------
Raw materials.................................   $1,752,776      $1,690,861      $1,835,641
Work in progress..............................       22,773         162,982         179,312
Finished goods................................      400,809         427,973         515,133
                                                 ----------      ----------      ----------
                                                 $2,176,358      $2,281,816      $2,530,086
                                                 ==========      ==========      ==========

(5) OTHER CURRENT ASSETS:

     A summary is as follows:

                                                DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                    1999            1998            1997
                                                ------------    ------------    ------------
Note receivable relating to sale of Bedtime
  Stores, Inc.................................   $       --       $543,303        $    --
Casualty loss recovery........................    1,101,735             --             --
Interest receivable...........................       17,350             --             --
Other current assets..........................       31,119         22,749         59,404
                                                 ----------       --------        -------
                                                 $1,150,204       $566,052        $59,404
                                                 ==========       ========        =======

     The Company's operating plant in Puyallup, Washington, suffered a fire loss on November 10, 1999. This loss was fully covered by insurance. Insurance proceeds of approximately $1,300,000 were received by April, 2000.

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

(6) PROPERTY AND EQUIPMENT:

     A summary is as follows:

                                              DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                  1999            1998            1997
                                              ------------    ------------    ------------
Buildings...................................  $ 5,366,979     $ 4,957,281      $4,957,281
Machinery and equipment.....................    3,783,619       3,737,908       3,140,574
Software....................................    1,684,936              --              --
Office equipment and furnishings............      790,962         630,259         471,961
Transportation equipment....................      687,232         577,467         458,211
Leasehold improvements......................      107,443         107,443         107,443
                                              -----------     -----------      ----------
                                               12,421,171      10,010,358       9,135,470
Less accumulated depreciation...............    6,583,488       5,620,785       4,602,363
                                              -----------     -----------      ----------
                                                5,837,683       4,389,573       4,533,107
Land and improvements.......................    1,139,310       1,139,310       1,139,310
Construction in progress....................       71,336              --              --
                                              -----------     -----------      ----------
                                              $ 7,048,329     $ 5,528,883      $5,672,417
                                              ===========     ===========      ==========

(7) OTHER ASSETS:

     A summary is as follows:

                                                DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                    1999            1998            1997
                                                ------------    ------------    ------------
Intangible assets, net of accumulated
  amortization of $82,191, $41,493 and
  $1,660......................................    $515,309        $556,007        $595,840
Deposits for property and equipment...........          --         269,114              --
Rent receivable...............................     285,714              --              --
Other receivable..............................     140,000         140,000              --
Serta, Inc. shares............................       2,500           2,500           2,500
                                                  --------        --------        --------
                                                  $943,523        $967,621        $598,340
                                                  ========        ========        ========

(8) LINE OF CREDIT:

     The Company has available a revolving line of credit for $500,000 which expires July 2000. The line is unsecured and bears interest at the bank's reference rate. There were no outstanding borrowings on this line at December 31, 1999, 1998 or 1997.

(9) LICENSEE OBLIGATIONS:

     The Company is a licensee and shareholder in Serta, Inc. The Company is subject to the corporate by-laws and the "Serta, Inc. Rules and Regulations" which govern use of the Serta name, quality standards and merchandising.

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

     Licensee Fees

     Base fees and royalty fees due under Serta, Inc. by-laws are assessed on the first day of the budget (calendar) year, are secured by an installment note, and are payable in equal monthly amounts over the year. For 2000, the company is obligated to pay fees of approximately $2,918,000. During 1999, 1998 and 1997, licensee fees approximated $2,600,000, $2,004,000 and $1,749,000, respectively.

     Deferred Licensee Obligation

     As part of an arrangement sponsored by the licensor, the Company is part of a Success Sharing Program under which deferred obligation amounts are accrued at December 31, 1998, 1999 and 2000. The accrual is based upon sales for each year and the total of all three years' accruals will be payable in equal installments beginning in 2001 and continuing through 2005. The payments will include interest beginning in 2001 at a rate to be determined. The deferred licensee obligation totaled $180,483 and $42,107 at December 31, 1999 and 1998, respectively.

(10) INCOME TAXES:

     The provision for income taxes includes currently payable and deferred amounts as follows:

                                                DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                    1999            1998            1997
                                                ------------    ------------    ------------
Current tax expense:
  Federal.....................................   $1,455,400      $1,635,100      $1,230,400
  States......................................      268,900         304,000         208,000
                                                 ----------      ----------      ----------
                                                  1,724,300       1,939,100       1,438,400
Deferred tax expense (benefit)................      (94,300)         49,400         (76,700)
                                                 ----------      ----------      ----------
                                                 $1,630,000      $1,988,500      $1,361,700
                                                 ==========      ==========      ==========

     The major components of the deferred tax asset (liability) are as follows:

Deferred tax assets:
  Accrued expenses............................    $184,500       $  89,700       $ 171,600
  Effect of uniform capitalization on
     inventory................................      68,300          51,700          32,100
  State income taxes..........................      42,800          59,900          47,000
                                                  --------       ---------       ---------
                                                   295,600         201,300         250,700
Deferred tax liabilities:
  Unrealized holding gain for marketable
     securities...............................    (236,200)       (219,800)       (120,800)
                                                  --------       ---------       ---------
                                                  $ 59,400       $ (18,500)      $ 129,900
                                                  ========       =========       =========

     A reconciliation of the difference between the statutory federal income tax rate and the Company's effective income tax rate applied to income before income taxes and loss from discontinued operations is as follows:

Statutory federal tax rate....................       35%             35%             35%
Multi-state income tax provision..............        3               4               7
                                                     --              --              --
Effective tax rate............................       38%             39%             42%
                                                     ==              ==              ==

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

(11) MAJOR CUSTOMER:

     During 1999 and 1997 one customer accounted for approximately 17% and 10%, respectively, of total sales. Accounts receivable from this customer was approximately $714,000 and $298,000 as of December 31, 1999 and 1997, respectively. During 1998, no customer accounted for more than 10% of the Company's sales.

(12) MAJOR VENDORS:

     Purchases from two vendors represented approximated 32%, 38% and 39% of total purchases for 1999, 1998 and 1997, respectively. Included in accounts payable and accrued expenses for these vendors at December 31, 1999, 1998 and 1997, is approximately $716,000, $630,000 and $531,000, respectively.

(13) STOCK OPTIONS:

     On January 1, 1995, the Company adopted an incentive Stock Option Plan (the "Plan") that provides for granting of options to acquire common stock of the Company ("Options"). Options under the Plan were issued to the Company's President and Chief Executive Officer. A maximum of 300 shares of the Company's common stock may be issued under the Plan. Options granted under the plan are exercisable at a price determined by the Board of Directors at the time of grant and is equivalent to fair market value. Options issued pursuant to the Plan vest evenly over a ten-year period from the date of the grant and expire ten years from the vest date.

     The number and exercise price of options granted for the years ended December 31, 1999, 1998 and 1997 are as follows:

                                     1999                  1998                  1997
                              ------------------    ------------------    ------------------
                                        EXERCISE              EXERCISE              EXERCISE
                              NUMBER     PRICE      NUMBER     PRICE      NUMBER     PRICE
                              ------    --------    ------    --------    ------    --------
Outstanding at beginning of
  the year..................   300       $1,932      300       $1,932      300       $1,932
Outstanding at end of the
  year......................   150        1,932      300        1,932      300        1,932
Exercisable at end of the
  year......................    --           --      120        1,932       90        1,932
Exercised during the year...   150        1,932       --           --       --           --

     The company has elected, as permitted by Statements of Financial Accounting Standard No. 123, "Accounting for Stock Based Compensation", to account for its stock compensation arrangement under the provisions of APB No. 25, "Accounting for Stock Issued to Employees". Accordingly, because the exercise price of the Company's employee stock options equaled the fair value of the underlying stock on the date of grant, no compensation expense is recognized.

(14) EMPLOYEE RETIREMENT PLAN:

     Substantially all non-union employees of the Company are eligible for participation in the Company's profit-sharing plan if they have at least 1,000 hours of service during the year end are at least 21 years of age. The Company's policy is to accrue and fund the normal cost of the plan. The charge to income for the profit-sharing plan totaled $266,913, $268,793 and $224,787 for 1999, 1998 and 1997, respectively.

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

(15) COYNE ACQUISITION:

     On December 15, 1997, the Company purchased substantially all of the assets of Coyne Mattress Company Ltd., a Hawaii corporation. The purchased assets consisted of trade accounts receivable, inventory, manufacturing, delivery, office and store equipment, intangible assets (including goodwill, business reputation and covenants not to compete for a period of years) and Serta, Inc. shares. The purchase price of $2,569,141 was allocated among the acquired assets as follows:

Accounts receivable.........................................  $  696,292
Inventory...................................................     900,000
Property and equipment......................................     372,849
Intangible assets...........................................     597,500
Serta, Inc. shares..........................................       2,500
                                                              ----------
                                                              $2,569,141
                                                              ==========

(16) LOSS FROM DISCONTINUED OPERATIONS:

     In 1997, the Company acquired certain assets and operations of various retail bedding stores out of foreclosure proceedings for $656,000 and began operating them as BedTime Stores, Inc., a wholly owned subsidiary. In April of 1998, the Board of Directors of the Company approved a plan to sell these operations to an unrelated third party.

     Accordingly, the financial position, operating results and the loss on the disposition of BedTime Stores, Inc. have been segregated from continuing operations and reclassified as discontinued operations in the accompanying consolidated financial statements. Results from the discontinued operations were as follows --

                                                                 1998         1997
                                                              ----------    --------
Revenue.....................................................  $5,410,866    $271,854
                                                              ==========    ========
Loss from discontinued operations, net of income tax benefit
  of $148,870 and $203,600 in 1998 and 1997.................  $  234,280    $263,794
                                                              ==========    ========
Loss on disposal of assets, net of income tax benefit of
  $279,130 in 1998..........................................  $  439,273    $     --
                                                              ==========    ========

     The net assets of discontinued operations are comprised of the following --

                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Current assets..............................................   $ 706,592
Property, plant and equipment...............................       4,000
Other assets................................................      39,686
Current liabilities.........................................    (591,616)
                                                               ---------
  Net assets of discontinued operations.....................   $ 158,662
                                                               =========

(17) COMMITMENTS:

     Leases

     The Company leases retail showroom space in San Francisco, California and Honolulu, Hawaii. These leases expire February 28, 2001 and December 31, 2000, respectively. The Company also leases a manufacturing facility in Waipahu, Hawaii, under an agreement which expires December 31, 2007. The

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

Honolulu and Waipahu leases require that the Company be responsible for all property taxes, excise taxes and insurance. The Waipahu lease also provides for an annual 3% increase in the base rent each year beginning January 1, 2000.

     The Company also leases certain equipment under noncancellable operating leases expiring at various dates through October 2007.

     The following is a schedule of future payments required under these leases that have noncancellable lease terms in excess of one year as of December 31, 1999:

Year Ended December 31,
  2000...................................................  $  814,600
  2001...................................................     701,300
  2002...................................................     615,100
  2003...................................................     576,100
  2004...................................................     534,000
  Thereafter.............................................   1,352,800
                                                           ----------
                                                           $4,593,900
                                                           ==========

     Rent expense for all these leases for 1999, 1998 and 1997 totaled approximately $776,900, $750,400 and $269,400, respectively.

     Deferred Compensation

     The Company maintains an incentive compensation agreement with its Chief Financial Officer whereby deferred compensation is based on growth of the Company. Deferred compensation totaled $110,876, $59,237 and $29,751 at December 31, 1999, 1998 and 1997 respectively and is included in accounts payable and accrued liabilities. Deferred compensation expense totaled $51,639, $29,486 and $19,583 for 1999, 1998 and 1997 respectively.

     Litigation

     In the ordinary course of business, the Company is involved as a defendant in various legal proceedings. Based in part upon the advice of its counsel, management believes that the ultimate disposition of pending litigation will not be material to the Company's financial position or results of operations.

(18) SUBSEQUENT EVENTS:

     New Facility

     Subsequent to December 31, 1999, the Company paid approximately $1,512,000 toward the construction of a new facility in Vacaville, California. The estimated construction costs will total approximately $7,000,000.

     Sale of Company

     The shareholders of the Company have entered into negotiations for the sale of all of their stock. Upon closing, deferred compensation and stock options become fully vested to the participants. Under the deferred compensation obligation, the Company would, at closing, recognize compensation expense of approximately $2,139,000 and a related income tax benefit of approximately $856,000.

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                           ASSETS                             MARCH 31, 2000
                           ------                             --------------

CURRENT ASSETS:
  Cash and cash equivalents.................................   $ 3,626,505
  Marketable securities.....................................       823,644
  Accounts receivable, net..................................     5,874,162
  Inventory.................................................     3,188,476
  Other current assets......................................       660,129
                                                               -----------
          Total current assets..............................    14,172,916

PROPERTY AND EQUIPMENT, NET.................................     6,927,928
OTHER ASSETS................................................       938,808
                                                               -----------
          TOTAL ASSETS......................................   $22,039,652
                                                               ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY
                    ------------------------------------

CURRENT LIABILITIES:
  Accounts payable..........................................   $ 2,622,207
  Accrued advertising expenses..............................       326,863
  Other current liabilities.................................     1,034,328
  Income taxes payable......................................       455,270
                                                               -----------
          Total current liabilities.........................     4,438,668
                                                               -----------
LONG-TERM LIABILITY:
  Deferred licensee obligation..............................       180,483
                                                               -----------
STOCKHOLDERS' EQUITY:
  Common stock, no par value; 10,000 shares authorized; 1820
     shares issued and outstanding..........................            --
  Additional paid-in capital................................       634,633
  Retained earnings.........................................    16,723,259
  Accumulated other comprehensive income....................       352,409
  Note receivable from officer..............................      (289,800)
                                                               -----------
          TOTAL STOCKHOLDERS' EQUITY........................    17,420,501
                                                               -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........   $22,039,652
                                                               ===========

     See accompanying notes to condensed consolidated financial statements.

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                 FOR THE THREE MONTHS ENDED
                                                              --------------------------------
                                                              MARCH 31, 2000    MARCH 31, 1999
                                                              --------------    --------------
NET SALES...................................................   $14,880,444       $13,603,750
COST OF SALES...............................................     9,183,118         8,025,298
                                                               -----------       -----------
  GROSS PROFIT..............................................     5,697,326         5,578,452
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................     5,447,284         4,579,610
                                                               -----------       -----------
  INCOME FROM OPERATIONS....................................       250,042           998,842
OTHER INCOME, NET...........................................        80,959           176,904
                                                               -----------       -----------
  INCOME BEFORE PROVISION FOR INCOME TAXES..................       331,001         1,175,746
PROVISION FOR INCOME TAXES..................................       115,900           441,900
                                                               -----------       -----------
  NET INCOME................................................   $   215,101       $   733,846
                                                               ===========       ===========

     See accompanying notes to condensed consolidated financial statements.

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                 FOR THE THREE MONTHS ENDED
                                                              --------------------------------
                                                              MARCH 31, 2000    MARCH 31, 1999
                                                              --------------    --------------
NET CASH (USED FOR) PROVIDED BY OPERATING ACTIVITIES........   $(1,240,404)       $1,852,189
                                                               -----------        ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................      (158,582)         (303,104)
                                                               -----------        ----------
          Net cash used for investing activities............      (158,582)         (303,104)
                                                               -----------        ----------
NET (DECREASE) INCREASE IN CASH.............................    (1,398,986)        1,549,085
CASH AND CASH EQUIVALENTS, beginning of period..............     5,025,491         2,501,547
                                                               -----------        ----------
CASH AND CASH EQUIVALENTS, end of period....................   $ 3,626,505        $4,050,632
                                                               ===========        ==========

     See accompanying notes to condensed consolidated financial statements.

             THE SIMON MATTRESS MANUFACTURING CO. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

     The accompanying condensed consolidated financial statements include the accounts of The Simon Mattress Manufacturing Co. and Subsidiaries (the "Company"). All material intercompany transactions and balances have been eliminated. The interim statements are unaudited and, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial position as of March 31, 2000 and the results of its operations and cash flows for the interim periods presented. In accordance with the rules of the Securities and Exchange Commission, these financial statements do not include all disclosures required by generally accepted accounting principles.

     Operating results for the three month period ended March 31, 2000 are not necessarily indicative of the results that may be expected for any other interim period or for the year ending December 31, 2000.

2. INVENTORIES

     Inventories consist of the following (in thousands):

                                                                MARCH 31,
                                                                   2000
                                                                ----------
Raw materials...............................................    $2,738,806
Work-in-process.............................................        22,773
Finished goods..............................................       426,897
                                                                ----------
          Total inventories.................................    $3,188,476
                                                                ==========

3. SUBSEQUENT EVENT

     On April 28, 2000, the Company sold all of its issued and outstanding shares of its common stock to Sleepmaster L.L.C. for approximately $42,600,000 in cash. The accompanying financial statements do not reflect any adjustments related to the sale of the Company's stock.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     On April 28, 2000, Sleepmaster L.L.C. ("Sleepmaster") acquired the capital stock of Simon Mattress Manufacturing Company ("Simon") for approximately $42,600,000, including estimated costs of acquisition, pursuant to a stock purchase agreement by and among Simon Mattress, Sleepmaster and the stockholders listed on the stockholder signature page attached thereto.

     The following unaudited pro forma condensed consolidated financial information of Sleepmaster has been prepared to give effect to the acquisition of Simon, as well as the previous acquisitions of Herr, Star, and Adam Wuest. The following also gives effect to the issuance of the senior subordinated notes and the application of the proceeds therefrom. The pro forma adjustments presented are based upon available information and assumptions that Sleepmaster believes are reasonable.

     The unaudited pro forma condensed consolidated balance sheet of Sleepmaster as of March 31, 2000 gives effect to the acquisition of Simon as if it had occurred on March 31, 2000. The unaudited pro forma condensed consolidated statements of income of Sleepmaster for the year ended December 31, 1999 and the three months ended March 31, 2000 give effect to the acquisition of Simon, as if the transaction had occurred as of January 1, 1999 and give effect to the acquisitions of Herr, Star, and Adam Wuest, which actually occurred on February 26, 1999, May 18, 1999 and November 5, 1999 respectively, and the issuance of the senior subordinated notes on May 18, 1999, including the application of the net proceeds therefrom, as if the transactions had occurred as of January 1, 1999.

     The pro forma financial data should be read in conjunction with Sleepmaster's Annual Report on Form 10-K/A for the year ended December 31, 1999, Sleepmaster's Amendment No. 4 to the Form S-4, filed on November 24, 1999, and the historical consolidated financial statements of Simon and the accompanying notes thereto included elsewhere herein. Sleepmaster believes that the assumptions used in the following financial statements provide a reasonable basis on which to present the unaudited pro forma data. The pro forma financial data and related notes are provided for informational purposes only and do not purport to be indicative of the financial position or results of operations that would have actually been obtained had the acquisitions of Simon, Herr, Star, and Adam Wuest, and the issuance of the senior subordinated notes, been completed on the dates indicated, or to project Sleepmaster's results of operations for any future date or period.

                               SLEEPMASTER L.L.C.

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 2000
                             (DOLLARS IN THOUSANDS)

                                                                           PRO FORMA        PRO FORMA
                                            HISTORICAL     PRO FORMA    ADJUSTMENTS FOR        AS
                                            SLEEPMASTER    SIMON(A)          SIMON          ADJUSTED
                                            -----------    ---------    ---------------     ---------
ASSETS:
Cash and cash equivalents.................   $  1,746       $ 3,627        $ 42,379(b)      $  5,373
                                                                            (42,379)(c)
Marketable securities.....................         --           824                              824
Accounts receivable, net..................     24,704         5,874                           30,578
Accounts receivable-other.................      1,256            --                            1,256
Inventories...............................      7,883         3,188             130(d)        11,201
Other current assets......................      1,751           660             (47)(c)        2,364
                                             --------       -------                         --------
          Total current assets............     37,340        14,173                           51,596
Property, plant and equipment, net........     20,915         6,928                           27,843
Intangible assets, net....................    129,982           505          24,946(e)       155,433
Other assets..............................     19,457           434           1,115(b)        21,006
                                             --------       -------                         --------
                                                                             42,608(c)
                                                                            (42,608)(f)
          Total assets....................   $207,694       $22,040                         $255,878
                                             ========       =======                         ========
LIABILITIES AND MEMBERS' EQUITY (DEFICIT):
Accounts payable..........................   $ 16,180       $ 2,622        $                $ 18,802
Accrued advertising and sales
  allowances..............................      4,846           327                            5,173
Accrued interest..........................      5,096            --                            5,096
Other current liabilities.................      4,408         1,379               8(b)         5,977
                                                                                182(c)
Current portion of long-term debt.........      5,013            --                            5,013
                                             --------       -------                         --------
          Total current liabilities.......     35,543         4,328                           40,061
                                             --------       -------                         --------
Long-term debt............................    157,248            --          43,361(b)       200,609
Other liabilities.........................      1,456           180                            1,636
                                             --------       -------                         --------
          Total long-term liabilities.....    158,704           180                          202,245
                                             --------       -------                         --------
Redeemable cumulative preferred
  interests...............................     21,034            --                           21,034
Members' equity (deficit).................     (7,587)       17,532             125(b)        (7,462)
                                             --------       -------                         --------
                                                                                130(d)
                                                                            (42,608)(f)
                                                                             24,946(g)
          Total liabilities and members'
            equity (deficit)..............   $207,694       $22,040                         $255,878
                                             ========       =======                         ========

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

     The pro forma condensed consolidated balance sheet gives effect to the following pro forma adjustments:

          (a) Represents the acquisition of Simon, derived from the unaudited financial statements of Simon as of March 31, 2000, included elsewhere herein, adjusted to eliminate certain assets and liabilities not acquired or assumed by Sleepmaster pursuant to the stock purchase agreement, as follows:

                                             HISTORICAL                   PRO FORMA
                                               SIMON       ADJUSTMENTS      SIMON
                                             ----------    -----------    ---------
ASSETS:
Cash and cash equivalents..................   $ 3,627        $    --       $ 3,627
Marketable securities......................       824             --           824
Accounts receivable, net...................     5,874             --         5,874
Inventory..................................     3,188             --         3,188
Other current assets.......................       660             --           660
                                              -------        -------       -------
          Total current assets.............    14,173                       14,173
Property and equipment, net................     6,928             --         6,928
Intangible assets, net.....................       505             --           505
Other assets...............................       434             --           434
                                              -------        -------       -------
          Total assets.....................   $22,040             --       $22,040
                                              =======        =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable...........................     2,622             --         2,622
Accrued advertising and sales allowances...       327             --           327
Other current liabilities..................     1,035           (111)(1)       924
Income taxes payable.......................       455             --           455
                                              -------        -------       -------
          Total current liabilities........     4,439           (111)        4,328
Other liabilities..........................       180             --           180
                                              -------        -------       -------
          Total liabilities................     4,619           (111)        4,508
                                              -------        -------       -------
Stockholders' equity.......................    17,421            111        17,532
                                              -------        -------       -------
          Total liabilities and
            stockholders' equity...........   $22,040        $    --       $22,040
                                              =======        =======       =======

---------------
          (1) Deferred compensation relating to an incentive compensation agreement with a key employee which was paid by seller. This agreement was eliminated as of the acquisition date.

          (b) Represents adjustments to reflect proceeds from the issuance of $35,000 term debt and a revolving loan borrowing of $8,361, net of estimated closing costs of $1,115, and $125 of common interests contributed by Sleepmaster Holdings L.L.C.

          (c) Represents adjustments to record the acquisition of Simon for $42,608, including estimated costs of acquisition.

          (d) Represents adjustment of Simon's inventory to its estimated fair value at the date of acquisition.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                          BALANCE SHEET -- (CONTINUED)

          (e) Represents adjustment to record the excess of purchase price over the estimated fair values of the net assets acquired of Simon as follows:

Purchase price, including estimated costs of acquisition....  $ 42,608
Net book value of net assets acquired.......................   (17,532)
Adjustment to record Simon's inventory at estimated fair
  value (see adjustment(d)).................................      (130)
                                                              --------
Goodwill....................................................  $ 24,946
                                                              ========

          This acquisition will be accounted for as a purchase business combination and the purchase price will be allocated to the fair value of the assets and liabilities acquired. Since this is a recent acquisition, the determination of the fair values of assets and liabilities acquired has not yet been completed. Accordingly, the purchase price in excess of the net book value of assets and liabilities acquired, derived from the unaudited balance sheet of Simon at March 31, 2000, has been allocated to goodwill for the purposes of this pro forma presentation. We believe that the only identifiable intangible asset to which the purchase price will be allocated is the Serta license acquired. However, we believe the license has a perpetual life based on the agreement with Serta, Inc. since we have the exclusive use of the license and the unilateral ability to terminate it. Consequently, the amortization period for the license would be 40 years, the same as the amortization period for goodwill.

          (f) Represents the elimination entries required to reflect the consolidation of Simon with Sleepmaster and its existing subsidiaries.

          (g) Represents adjustments to members' equity (deficit) as a result of the acquisition of Simon as follows:

Goodwill(adjustment(e)).....................................  $24,946

                               SLEEPMASTER L.L.C.

        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)

                                                                                      PRO FORMA          PRO FORMA
                                                                                     ADJUSTMENTS        AS ADJUSTED
                                                                                   FOR HERR, STAR,    FOR, HERR, STAR,
                           HISTORICAL    HISTORICAL   HISTORICAL    HISTORICAL       OFFERING AND       OFFERING AND     HISTORICAL
                           SLEEPMASTER    HERR(B)      STAR(C)     ADAM WUEST(D)      ADAM WUEST         ADAM WUEST       SIMON(M)
                           -----------   ----------   ----------   -------------   ----------------   ----------------   ----------
Net sales................   $171,319       $2,748       $5,753        $42,582        $   (40)(e)          $222,362        $59,021
Cost of sales............    104,924        1,697        3,533         24,292            (40)(e)           134,402         36,118
                                                                                          (4)(f)
                            --------       ------       ------        -------                             --------        -------
  Gross profit...........     66,395        1,051        2,220         18,290                               87,960         22,903
Selling, general &
  administrative
  expenses...............     43,322          739        1,188         12,524           (370)(g)            57,320         18,869
                                                                                         (83)(i)
Amortization of
  intangibles............      2,216            3           --             --          1,359(j)              3,578             --
                            --------       ------       ------        -------                             --------        -------
  Operating income.......     20,857          309        1,032          5,766                               27,062          4,034
Interest expense,
  (net)(a)...............     12,536            2            9             76             64(h)             17,421           (208)
                                                                                       4,734(k)
Other expense (income),
  net....................         83          (16)          (9)           (21)                                  37           (427)
                            --------       ------       ------        -------                             --------        -------
  Income before income
    taxes and
    extraordinary
    items................      8,238          323        1,032          5,711                                9,604          4,669
Provision for
  income taxes...........      3,248          126          351          2,250(n)      (2,191)(l)             3,784          1,630
                            --------       ------       ------        -------                             --------        -------
  Income before
    extraordinary
    items................   $  4,990       $  197       $  681        $ 3,461                             $  5,820        $ 3,039
                            ========       ======       ======        =======                             ========        =======


                            PRO FORMA
                           ADJUSTMENTS    PRO FORMA
                            FOR SIMON    AS ADJUSTED
                           -----------   -----------
Net sales................                 $281,383
Cost of sales............  $   130(s)      170,650
                                          --------
  Gross profit...........                  110,733
Selling, general &
  administrative
  expenses...............      (99)(o)      76,038
                               (52)(o)
Amortization of
  intangibles............      624(p)        4,202
                                          --------
  Operating income.......                   30,493
Interest expense,
  (net)(a)...............    4,184(q)       21,597
                               200(r)
Other expense (income),
  net....................                     (390)
                                          --------
  Income before income
    taxes and
    extraordinary
    items................                    9,286
Provision for
  income taxes...........   (1,965)(t)       3,449
                                          --------
  Income before
    extraordinary
    items................                 $  5,837
                                          ========

                               SLEEPMASTER L.L.C.

        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                       THREE MONTHS ENDED MARCH 31, 2000
                             (DOLLARS IN THOUSANDS)

                                                                            PRO FORMA
                                              HISTORICAL     HISTORICAL    ADJUSTMENTS    PRO FORMA AS
                                              SLEEPMASTER     SIMON(M)      FOR SIMON       ADJUSTED
                                              -----------    ----------    -----------    ------------
Net sales...................................    $56,101        $14,880                      $70,981
Cost of sales...............................     34,839          9,183                       44,022
                                                -------        -------                      -------
Gross profit................................     21,262          5,697                       26,959
Selling, general & administrative
  expenses..................................     14,255          5,447          (25)(o)      19,677
Amortization of intangibles.................        842             --          156(p)          998
                                                -------        -------                      -------
Operating income............................      6,165            250                        6,284
Interest expense, (net)(a)..................      4,537             --        1,043(q)        5,630
                                                                                 50(r)
Other expense (income), net.................         32            (81)                         (49)
                                                -------        -------                      -------
Income before income taxes..................      1,596            331                          703
Provision for income taxes..................        624            116          482(t)          258
                                                -------        -------                      -------
Net income..................................    $   972        $   215                      $   445
                                                =======        =======                      =======

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

     The pro forma consolidated statements of income for the year ended December 31, 1999 and the three months ended March 31, 2000 give effect to the following pro forma adjustments:

    (a)  Interest expense, net, includes the amortization of deferred debt issuance costs of $771 and
         $208 for the year ended December 31, 1999 and the three months ended March 31, 2000, respectively.
    (b)  Represents the results of operations of Herr prior to its acquisition for the period from
         January 1, 1999 to February 25, 1999.
    (c)  Represents the results of operations of Star prior to its acquisition for the period from
         January 1, 1999 to May 17, 1999.
    (d)  Represents the results of operations of Adam Wuest prior to its acquisition for the period from January 1, 1999 to November 4, 1999.

                                                                                    YEAR ENDED
                                                                                   DECEMBER 31, 1999
                                                                                        -------
    (e)  Elimination of intercompany sales transactions.........................        $    40
    (f)  Decreased depreciation expense of Herr's factory machinery and equipment based upon the application of the straight-line method of depreciation, in conformity with Sleepmaster's accounting policy, compared with an accelerated method used in the historical financial
         statements of Herr.....................................................        $     4
    (g)  Represents expense associated with phantom stock compensation arrangements for certain key employees and non-shareholder officers of
         Adam Wuest that will not be continued after the acquisition. This adjustment is solely as the result of changed circumstances that will exist after the acquisition. The duties and responsibilities of these employees will not be diminished or cause other costs to be incurred to
         offset the pro forma adjustment to compensation expense................        $   370
    (h)  Represents an adjustment to record fees associated with the letter of credit collateralizing the economic development revenue bonds of Adam
         Wuest Realty...........................................................        $    64
    (i)  Represents an adjustment to depreciation expense to conform
         depreciation rate with that of Adam Wuest Realty.......................        $    83
    (j)  Represents the amortization over 40 years of the excess of purchase price over the estimated fair values of the net assets acquired of
         Herr, Star and Adam Wuest as follows:
         Herr for the period from January 1, 1999 through February 25, 1999,
         Star for the period from January 1, 1999 to May 17, 1999 and Adam Wuest
         for the period from January 1, 1999 to November 4, 1999................        $ 1,359
    (k)  Interest expense on the notes..........................................        $ 4,779
         Amortization of issuance costs associated with the old note offering
         over the life of the notes.............................................        $   214
         Elimination of interest expense as a result of the repayment of certain indebtedness with the proceeds from the old note offering. Pro forma interest expense associated with debt incurred in connection with the acquisition of Herr has not been included herein since the acquisition debt is assumed to be repaid from the proceeds from the old note
         offering...............................................................        $(2,860)

         Elimination of amortization expense of debt issuance costs as a result of the write-off thereby due to early repayment of certain indebtedness. Pro forma amortization of debt issuance costs associated with incremental debt incurred in connection with the acquisition of Herr has not been included herein since the debt issuance costs are assumed to be written off when the associated debt is
         repaid from the proceeds from the old note offering..                               )             (247
         Elimination of interest expense associated with debt of Star not assumed by
         Sleepmaster......................................................................        $    (9)
         Elimination of interest expense associated with related party capital lease
         obligation of Adam Wuest.........................................................        $  (291)
         Elimination of interest income related to Adam Wuest's cash and cash equivalents
         and marketable securities........................................................        $   216
         Interest expense associated with debt incurred in connection with the acquisition
         of Adam Wuest....................................................................        $ 2,667
         Interest expense on economic development revenue bonds assumed in connection with
         the acquisition of Adam Wuest....................................................        $    94
         Amortization of issuance costs associated with debt incurred in connection with
         the acquisition of Adam Wuest....................................................        $   171
                                                                                                  -------
         Total............................................................................        $ 4,734
                                                                                                  =======
    (l)  Represents an adjustment to income tax expense for the effects of the aforementioned adjustments (e)
         through (k) (39.4% effective tax rate for the year ended December 31, 1999 and for the three months ended March 31, 2000).
    (m)  Derived from the audited financial statements of Simon for the year ended December 31, 1999 and from the unaudited financial statements of Simon for the period January 1, 2000 through March 31, 2000, included elsewhere herein.
    (n)  Represents an adjustment to income tax expense (39.4% effective tax rate) as a result of including the results of operations of Adam Wuest indicated in adjustment (d). Prior to the acquisition, Adam Wuest had elected to include its taxable income with that of its shareholders and consequently did not provide for income taxes at the corporate level.
                                                                                                THREE MONTHS
                                                                          YEAR ENDED               ENDED
                                                                      DECEMBER 31, 1999        MARCH 31, 2000
                                                                    ----------------------   ------------------
    (o)  Represents the elimination of costs incurred and income earned by Simon that Sleepmaster has not assumed:
         Expense associated with the salary paid (including
         payroll taxes) to the chairman whose employment will not
           continue after the acquisition.......................            $  (99)               $   (25)
         Expense associated with a deferred compensation agreement
           with a certain key employee that will not be continued
           after the acquisition................................            $  (52)                    --
    (p)  Amortization over 40 years of the excess of purchase
         price over the estimated fair values of the net assets
         acquired of Simon......................................            $  624                $   156
    (q)  Interest expense associated with debt incurred in
         connection with the acquisition of Simon...............            $4,184                $ 1,043

                                                                                      THREE MONTHS
                                                                  YEAR ENDED             ENDED
                                                               DECEMBER 31, 1999     MARCH 31, 2000
                                                               -----------------   ------------------
    (r)  Amortization of issuance costs associated with debt
         incurred in connection with the acquisition of
         Simon...............................................       $  200              $    50
         If the variable rate of interest on the debt incurred in connection with the acquisition of
         Simon were to increase by 1/8%, pro forma net income would decrease by $54 and $14 for the year ended December 31, 1999 and the three months ended March 31, 2000, respectively. If such variable rate were to decrease by 1/8%, pro forma net income would increase by $54 and
         $14 for the year ended December 31, 1999 and the three months ended March 31, 2000, respectively.
    (s)  Adjustment in connection with recording Simon's inventory at its estimated fair value.
    (t)  Represents an adjustment to income tax expense for the effects of the aforementioned adjustments (o) through (s) (39.4% effective rate for the year ended December 31, 1999 and for the three months ended March 31, 2000).

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Linden, State of New Jersey.

                                          SLEEPMASTER L.L.C.

                                          By: /s/  CHARLES SCHWEITZER
                                            ------------------------------------
                                               President and Chief Executive
                                                           Officer

Dated: July 12, 2000

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated.

                     SIGNATURE                                    CAPACITY                    DATE
                     ---------                                    --------                    ----
              /s/ CHARLES SCHWEITZER                 President and Chief Executive        July 12, 2000
---------------------------------------------------    Officer, Advisor
                Charles Schweitzer

               /s/ JAMES P. KOSCICA                  Executive Vice President and Chief   July 12, 2000
---------------------------------------------------    Financial Officer, Advisor
                 James P. Koscica